Exhibit 2

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of October 30, 2026.

LA Holdings DE LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Holdings (Cayman) L.P.
By:	SoftBank Latin America Fund GP (Cayman) Ltd., its General Partner

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SLA Investments IV LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Investments II LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

Delaware Project 11 L.L.C.

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SBLA Latin America Fund LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SB Global Advisers Limited

By:	/s/ Mark Agne
Name:	Mark Agne
Title:	Director

SoftBank Group Corp.

By:	/s/ Yuko Yamamoto
Name:	Yuko Yamamoto
Title:	Head of Corporate Legal Department

Schedule B

Set forth below is a list of each executive officer and director of SB Global Advisers Limited and SoftBank Group Corp., including the name, citizenship, business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each individual.

SB GLOBAL ADVISERS LIMITED

Name and Citizenship	Present Principal Occupation (principal business of employer)	Business Address
Alex Clavel, a citizen of the United States	Board Director of SB Global Advisers Limited and Board Director of SoftBank Group Capital Limited and Board Director to SB Energy Global Holdings Limited and Board Director to SB Investment Advisers (UK) Limited	77 Grosvenor Street, 1st Floor, London, W1K 3JR, United Kingdom
Yoshimitsu Goto, a citizen of Japan	Board Director of SB Global Advisers Limited	77 Grosvenor Street, 1st Floor, London, W1K 3JR, United Kingdom
Mark Agne, a citizen of the United States	Board Director of SB Global Advisers Limited and Board Director of SB Investment Advisers (UK) Limited and Board Director of American School in London Educational Trust Limited	77 Grosvenor Street, 1st Floor, London, W1K 3JR, United Kingdom American School in London Educational Trust Limited 1 Waverley Place, London, NW8 0NP
Michelle Aylott, a citizen of the United Kingdom	Board Director of SB Global Advisers Limited and Board Director of SB Investment Advisers (UK) Limited and Board Director of CPI Properties Limited	77 Grosvenor Street, 1st Floor, London, W1K 3JR, United Kingdom CPI Properties Limited 229 Nine Ashes Road, Nine Ashes, Ingatestone, England, CM4 0JZ
Yutaka Tamada, a citizen of Japan	Board Director of SB Global Advisers Limited	77 Grosvenor Street, 1st Floor, London, W1K 3JR, United Kingdom

SOFTBANK GROUP CORP.

Name and Citizenship	Present Principal Occupation (principal business of employer)	Business Address
Masayoshi Son*, a citizen of Japan	Representative Director, Corporate Officer, Chairman & CEO of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yoshimitsu Goto*, a citizen of Japan	Board Director, Corporate Officer, Senior Vice President, CFO, CISO & CSusO of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Ken Miyauchi*, a citizen of Japan	Board Director of SoftBank Group Corp.; Director & Chairman, SoftBank Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Rene Haas*, a citizen of the United States of America	Board Director of SoftBank Group Corp.; CEO and Director, Arm Holdings plc; CEO, SoftBank Group International	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Tetsuji Ohashi*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp.; Director, Asahi Group Holdings, Ltd.; Board Director, Sumitomo Chemical Co., Ltd.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
David Chao*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp.; Co-Founder and General Partner, DCM Ventures	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Miwa Ohmori*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp.; Member of the Board of Directors (Audit & Supervisory Committee Member), Mizuho Securities Co., Ltd.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yutaka Matsuo*, a citizen of Japan	External Board Director, Independent Officer of SoftBank Group Corp. and Professor, Graduate School of Engineering at the University of Tokyo	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Kenneth A. Siegel*, a citizen of the United States of America	External Board Director of SoftBank Group Corp.; Board Director, Member of Executive Committee, Morrison & Foerster LLP	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan Shin-Marunouchi Building, 29th Floor 5-1, Marunouchi 1-Chome Chiyoda-ku, Tokyo, Japan 100-6529
Kuniko Nishibashi**, a citizen of Japan	External Audit & Supervisory Board Member of SoftBank Group Corp.; Audit & Supervisory Board Member, The Sumitomo Warehouse Co., Ltd.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yuji Nakata**, a citizen of Japan	External Audit & Supervisory Board Member of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Maurice Atsushi Toyama**, a citizen of the United States of America	External Audit & Supervisory Board Member of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yuko Kanamaru**, a citizen of Japan	External Audit & Supervisory Board Member of SoftBank Group Corp.; Partner, Gaien Partners; Director (Audit and Supervisory Committee Member), AI, Inc. Director (Audit and Supervisory Committee Member), HEROZ, Inc.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Kazuko Kimiwada, a citizen of Japan	Corporate Officer, Senior Vice President of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan

Seiichi Morooka, a citizen of Japan	Corporate Officer of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Yoshimasa Magara, a citizen of Japan	Corporate Officer, Head of CEO Office of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan
Reiko Kawamura, a citizen of Japan	Corporate Officer, Head of Capital Market Department, Finance Unit of SoftBank Group Corp.	SoftBank Group Corp. 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537 Japan

* Director

** Corporate Auditor